                                                                    EXHIBIT 10.1


[Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment as indicated by an * and separately filed with the Commission.]


                                                  [General Motors Logo]
                                                  Fleet & Commercial Operations


December 9, 2002

Mr. Michael Schmidt
Vice President - Fleet Operations
ANC Rental Corporation
200 South Andrews Avenue
Ft. Lauderdale, FL 33301

Dear Mr. Schmidt:

This letter will confirm the agreement ("Agreement") to amend the 2003 Model Year in the 2002 Calendar Purchase Agreement dated June 25, 2002 between reached between ANC Rental Corporation (Alamo Rent A Car, Alamo Local Market and National Car Rental vehicle purchases), ("ANC") and General Motors ("GM") regarding ANC Rental Corporation's purchase or lease of GM vehicles for model year 2003 in the 2002 calendar year (June-September production). GM and ANC agree this Amendment represents the entire 2003MY production period and purchases, which will supercede the Agreement dated June 25, 2002. The details of this Agreement are as follows:

2003 MY DAILY RENTAL PURCHASE PROGRAM
-------------------------------------


1.   ANC will cause to be purchased or leased by Alamo Financing L.P.,
     National Car Rental Financing, L.P, and Car Temps Financing, L.P.,
     collectively from GM dealers of their choice a   *   2003 model GM vehicles
     under the terms and conditions of GM's 2003 Model Year Daily Rental Purchase Program (refer Attachment 1). In order to qualify for the incentives described herein and in consideration thereof, ANC has agreed to purchase these GM vehicles in a mix which includes a considerable number of GM's higher priced models and which represents a higher percentage of these units than ANC otherwise would purchase.
     The agreed mix of units is as follows:



  *



     a. ANC agrees to make payment on units noted in Paragraph 1 to the ordering and receiving dealer immediately upon delivery. In
          exchange, GM agrees to provide ANC with   *   in addition to any
          incentives due under the terms and conditions of GM's 2003 Model Year Daily Rental Purchase Program in accordance with the payment terms noted in Paragraph 9.

          In the event that ANC does not purchase or lease the agreed total number of vehicles at the agreed mix, all payments made to ANC as described in Paragraph 1a by GM will be reimbursed to GM on demand. (See Paragraph 10)


2. GM agrees to offer ANC the availability of the YT1 short term program for the specified quantities and brands described in Paragraph 1 as follows:


  *


     In addition to the above, all other brands described in Paragraph 1 are limited to the applicable quantity/percent as described in
     Attachment 2 with a   *   . If the limits for YT1 are
     exceeded by vehicle segment (e.g. Compact, Midsize, etc.), GM will request reimbursement for depreciation and interest for the number of units that exceed the YT1 limits. However, any brand within a segment
     that is listed at   *   will not be part of the segment calculation.

     Maximum Short-Term Vehicle Purchase Program (YT1) volume allowed is
     based on   *   purchase. If total model year volume purchase falls below
       * (excluding any build out shortages or other GM related work stoppages), the maximum Short-Term Vehicle Purchase Program (YT1)
     volume will drop proportionately (Total volume purchase less than,
       *   short-term volume maximum drops by   *   .

     Refer to Attachment 2 for YT1 program parameters.


3.    *


4.   In addition, GM agrees to offer ANC the availability of the   *   program
     for vehicles ordered for production in   *   . Specified quantities and
     brands available for this program as noted in Paragraph 1 are as follows:


  *





     If the limits for * , GM will request reimbursement for depreciation and interest for the number of units that exceed the * limits.

     Refer to Attachment 4 for   *   program parameters.

5.   In exchange for this Agreement to purchase, promote and service the number of 2003 models in the vehicle mix described in Paragraph 1, GM
     agrees to   *   ANC on all vehicles purchased by ANC, up to an annual limit
     equal to the greater of:   *

        For vehicles returned to GM for purchase under GM's 2003 MY Daily Rental Purchase Program, the rebate shall be paid at the time of purchase by GM. The rebate shall be a component of the total purchase amount payable to ANC for the vehicles, as calculated under GM's 2003 MY Daily Rental Purchase Program guidelines (refer to Attachment 1).

        For vehicles not returned for purchase by GM * , the rebate will
        be paid separately  *   . ANC agrees to provide GM with a list of such
        eligible vehicles no later than  *   .

          *

2003 MY - NATIONAL FLEET PURCHASE PROGRAM
-----------------------------------------

6.   ANC agrees to purchase or lease from GM dealers of their choice a
       *   2003 model GM vehicles under GM's 2003 Model Year
     National Fleet Purchase Program - VX7 (refer Attachment 6). The agreed mix of units is as follows:


  *



     In   exchange for this Agreement to purchase, promote and service the number of 2003 model rental-risk units and in a vehicle mix satisfactory to GM, as described in Paragraph 6, GM will provide ANC
     with the   *   in addition to any incentives ANC qualifies for, due under the terms and conditions of GM's 2003 Model Year National Fleet
     Purchase Program. Payment of this sum will be made upon submission of such vehicles in accordance with Paragraph 9.

7. GM and ANC agree to the following provisions for * units affected by the * . Those vehicles affected have been identified in files provided by ANC and validated by GM:


  *

     Payment for items b. and c. will be made on an application basis only per the terms and conditions set forth in Paragraph 9. Applications can be made monthly via Microsoft Excel file sent to the following e-mail address: Michele.Zeiss@gm.com.

2003 MODEL YEAR GENERAL TERMS & CONDITIONS:
------------------------------------------

8.     *

     During the term of this Agreement, ANC agrees to allow such space and include such tag lines as is in accordance with the custom of the trade and industry. Refer to Attachment 7 for further guidelines relative to advertising and promotional materials.

9. * GM will pay to ANC the pro rata portion of the sums described in Paragraphs 1a and 6 by the 25th day of the month following vehicle delivery and receipt of an electronic media transmission to GM's Remarketing Information System (RIMS) by GM provided GM receives ANC' electronic media transmission by the last business day of the month. An electronic media transmission received after the last business day of the month will be paid by the 25th of the following month. This electronic media transmission must include VIN numbers on the portion
     of the   *   units delivered in the preceding month and not covered in
     previous payments. Application for this incentive must be made no later than December 31, 2003.

10. All volume and mix requirements are subject to reasonable minor adjustments based upon mutual agreement between the parties when the exact circumstances faced by both parties are known at the time of vehicle delivery. It is understood that these adjustments may require ANC to purchase a comparably priced mix of product.

          In the event that either party cannot fulfill any terms of this Agreement due to events beyond its control, such as acts of God, labor disputes, and severe economic downturns as defined by the Federal Government, the parties will enter negotiations with the intent of allowing both to continue business without substantial penalty.

11. ANC agrees to provide to GM, at the beginning of each month, a schedule of anticipated purchases of 2003 model year vehicles (model year fleet plan) by division and car line, by month and model year. ANC also agrees to provide to GM, at the end of each month, a schedule of 2002 and 2003 model vehicle returns by vehicle size (e.g., economy, midsize, etc.) by month of the 2002 and 2003 calendar years. Receipt of the information described in this paragraph is an additional condition of payment of the amounts discussed in this Agreement.

12.    *


MODEL YEAR 2004
---------------

13. GM, at a minimum, agrees to extend the terms and conditions of GM's 2003 Model Year Daily Rental Purchase Program (refer Attachment 1) for model year 2004.

     - GM reserves the right to place "new" models (as defined by GM) on any of the four (4) 2003 MY purchase percentage tiers or create a new tier. Additionally, GM also reserves the right to shift vehicles only to higher percentage tiers, (e.g. shift from purchase tier 1 to tier 2, thus lowering ANC's vehicle depreciation cost). GM agrees that if depreciation rates are reduced, ANC will receive a similar reduction.

14. GM, at a minimum, agrees to extend the terms and conditions of GM's 2003 Model Year National Fleet Purchase Program (VX7) (refer
     Attachment 6) for model year 2004.

          Not withstanding the above Paragraph, GM and ANC agree that total volume, vehicle mix and production timing, in Model Year 2004, will be mutually satisfactory to both parties.

          At time of disposal, ANC agrees to provide GM the opportunity to process the above Rental Risk (VX7) units through GM's
          Remarketing organization where mutually beneficial. Program terms and conditions will be mutually developed at a later date.

15.    *




16.    *






17.    *

     Accordingly, ANC agrees to allow such space and include such tag lines as is in accordance with the custom of the trade and industry.

18. ANC agrees to retain any documents or records relevant to vehicles purchased under this Agreement or any GM program and/or claims submitted for payment under this Agreement or any other GM program for two years after the close of the program. ANC agrees to permit any designated representative of GM to examine, audit and take copies of any accounts and records ANC is to maintain under this Agreement. ANC agrees to make such accounts and records readily available at its facilities during regular business hours. GM agrees to furnish ANC with a list of any reproduced records.

19. This agreement is confidential and proprietary information of GM and is intended for the sole use by GM and ANC and is not to be disclosed to any third parties. If ANC is required to disclose this information, ANC will notify GM in advance of such disclosure in order to allow GM an opportunity to protect the confidentiality of this information. Failure to maintain confidentiality of the terms of this agreement may result in loss of Fleet Authorization privileges with regard to future purchases.

On behalf of the General Motors' Car and Truck Divisions, I would like to express my appreciation for your business and hope this Agreement will continue to strengthen our business relationship.

Please return a copy of this letter acknowledging your agreement to the above.


                                    Very truly yours,


                                    David A. Hansen
                                    General Manager
                                    Fleet & Commercial Operations


/s/ Michael B. Schmidt
-------------------------------
Acknowledged and Agreed
ANC Rental Corporation

Date: 12/11/02
     --------------------------

                                                      Attachment 1 - Part 1 of 2

                         GENERAL MOTORS CORPORATION
              2003 MY DAILY RENTAL PURCHASE PROGRAM GUIDELINES
              ------------------------------------------------

1.   PROGRAM NAME AND NUMBER:
     -----------------------

     2003  Model  Year  Daily  Rental  Purchase   Program  for  Daily  Rental
     Operators - Program No. 01-03.

2.   PROGRAM DESCRIPTION:
     -------------------

     To provide General Motors dealers certain purchase information on selected 2003 model year passenger cars and light duty trucks sold and delivered by GM dealers to qualified daily rental operators and eligible for purchase by General Motors in accordance with the guidelines herein.

3.   PROGRAM ALLOWANCES:
     ------------------

     The purchase amount shall be calculated as a percent of dealer invoice including freight. The purchase percentage varies month by month and is determined by the month the vehicle is returned to and accepted by General Motors in accordance with GM Auction Guidelines.

     - Vehicles are assigned into one of the four tier groups. (Refer Attachment "A" for tier composition and Attachment "B" for respective tier monthly purchase percentage).
     - The daily purchase rate equals the change in the monthly rate divided by the number of calendar days for that month.
     - Depreciation from capitalized cost will be based on specific purchase percentages of dealer invoice, scaled by vehicle assignment into one of four tier groups. Purchase percentages vary by month of return to and acceptance by GM (out-of-service date as described in Attachment "B").
     - In-service date shall be five (5) days following the expiration in-transit date as shown on the factory invoice. - Out-of-service date shall be the date the vehicle is returned to an approved GM turn-in site provided the rental company meets all program parameters and completes the sign-off procedures.

     Vehicles are not eligible for Preferred Equipment Group
     (P.E.G.)/Option Group discounts.
       *

     Vehicles delivered from dealer inventory are not eligible for enrollment in the 2003 Daily Rental Purchase Program.

       *



4.   ORDER/ DELIVERY/IN-SERVICE/PRODUCTION PERIOD:
     --------------------------------------------

     Order - beginning with announcement of the 2003 model year program and ending when dealers are notified that 2003 model year orders are no longer being accepted.

     All Orders must be received under the FDR order type.

     Delivery, In-Service, Production - 2003 model year. Delivery must be reported as an 020 - Daily Rental Delivery type

     IMPORTANT - Acceptance of an order on any vehicle line does not constitute a commitment to build or to build in a requested time frame.

       *

5.   ELIGIBLE MODELS/REQUIRED OPTIONS AND/OR ORDER TYPES:
     ---------------------------------------------------

     All new and unused 2003 General Motors models, specified on Attachment "A", with required minimum factory installed equipment levels specified on Attachment "C" and processing options ordered for qualified daily rental operators for use as daily rental vehicles and delivered by GM dealers. (Refer to 10A).

     All qualified fleet orders for eligible models received from dealers must contain a valid Fleet Order Type - FDR.

     Ordering Instructions: All purchase orders must contain fleet processing option VN9 and your customer UPC processing code. Vehicles must be ordered with minimum option requirements specified on Attachment "C".

     Dealer must take full responsibility for including the proper processing option on all orders. Should errors occur in the ordering of vehicles, resulting in diversions or reinvoicing, the dealer may be charged an administrative fee.

     All qualified fleet orders for eligible models received from the dealer must contain the Fleet Account Number (FAN) of record and account name. The ordering entity is responsible for checking dealer order acknowledgements to verify accuracy of order submitted.

     Dealer orders currently on hand or in the system that qualify under this program, unless they do not contain the appropriate processing options, can be amended or canceled and reordered if they have not been released to production. This is the ordering dealer's responsibility.

     Fleet orders submitted with Fleet Processing Option VN9 and incompatible retail incentive options will be rejected with an error message.

     Colors Not Eligible for Purchase - Refer Mandatory Optional Equipment.

     Required Options - Processing Option VN9 and your customer assigned UPC processing code must be ordered by the dealer on purchase vehicles to be enrolled in the 2003 Model Year Daily Rental Purchase Program. Processing Option VN9 will provide a net invoice - less holdback.


6.   COMPATIBLE INCENTIVE/ALLOWANCE PROGRAMS:
     ---------------------------------------

     Vehicles enrolled in the 2003 Model Year Daily Rental Purchase Program are not eligible for any other fleet/retail program, including, but not limited to, the Dealer Fleet Ordering Assistance Program (VQ), and any General Motors Dealer Rent A Car program.

7.   METHOD OF APPLICATION: Not Applicable.
     ---------------------

8.   METHOD OF PAYMENT:
     -----------------

     Check to title holder or financial institution upon receipt and clearance of proper paperwork at an approved GM turn-in site and General Motors Corporation.

     Purchase payment is made in the form of a check to the title holder or financial institution at the address shown on the title, or address information received in the form of a RAVE record, unless prior arrangements are made.

     The Payment Modification System (PMS) provides an effective method to redirect purchase checks to lending institutions as co-payee with the titled owner.

     If a lender and a daily rental operator desire co-payee/redirection, please direct requests for additional information in writing to:

     ACS                        Wendy Dye/PAPAGO@ACS@EDSNOTES@EDS HUB
     1225 W. Washington         Ph# 602-797-5289
     Suite 300                  Fax 602-797-6551
     Tempe, Az.  85281-1210

9.   FINAL DATE FOR SUBMISSION OF APPLICATIONS AND RESOLUTION OF ALL
     ---------------------------------------------------------------
     APPLICABLE REJECTS: Not Applicable
     ------------------

10.   OTHER PROGRAM GUIDELINES:
      ------------------------

     A. This is the General Motors guideline regarding the definition of a "rental" vehicle:

          "The bona fide rental of a vehicle involving use and payment by a customer on an hourly, daily, weekly or monthly basis. Usage of any such vehicle(s) by a customer for a period of * shall be deemed to constitute leasing and not rental and will make the vehicle ineligible for purchase."

          In the event a vehicle enrolled in the Daily Rental Purchase Program is found to be on-rent (lease) to a customer in excess of the above guideline, or if the customer consecutively rents multiple enrolled vehicles for an aggregate term of * all vehicles involved in such transactions will not be considered rental and will be ineligible for purchase. If necessary, General Motors will audit the rental company to ensure compliance with this guideline.

     B. All General Motors general guidelines and definition of terms relative to incentive programs (refer to General Motors Dealer Sales Allowance and Incentive Manual Articles 2 and 3) that were supplied to your dealership apply to this program.

     C. All eligible units must be delivered to the ultimate customer through a General Motors dealership or a qualified drop-ship location. Purchases or deliveries made through any other entity or individual are ineligible for payment.

     D.   All deliveries to customers with a valid Fleet Account Number
          (FAN) must be reported as 020 Daily Rental fleet delivery regardless of order type.

     E. Failure to comply with these guidelines may result in the dealer being disqualified for future participation in fleet programs and terminations of dealer sales and service agreement.

     F. Orders not produced during the 2003 model production period will be canceled. There are no provisions for dealers and/or rental customers to receive any allowance for canceled orders.

     G. Capitalized cost shall be calculated at dealer cost of base vehicle and optional equipment, plus freight, less Hawaii excise tax and tire weight tax, if applicable.

     H. General Motors reserves the right to cancel, amend, revise, or revoke any program at any time based on its sole business judgements. Final decisions in all matters relative to the interpretation of any rule or phase of this activity rests solely with General Motors.

                                                               Attachment A


-------------------------------------------------------------------------------
                2003 Model Year - Daily Rental Fleet Program
                --------------------------------------------
                     Residual Value Repurchase Program
-------------------------------------------------------------------------------



  *






  --------------      --------------      ---------------      --------------

                                                                    Attachment B

TABLE



  *












TABLE

Comments
--------



  *

                                                                   Attachment 2A




  *

                                                                    Attachment 3

                         GENERAL MOTORS CORPORATION
                              2003 MODEL YEAR
                 REPURCHASE-RENTAL RECLASSIFICATION PROGRAM

A.   PROGRAM GUIDELINES:
     Vehicles eligible for the repurchase-rental reclassification program
     must have an average of   *   miles prior to resale in the used car
     market. It is the rental account's responsibility to maintain on file verification of vehicle mileage at the time the vehicle is sold in the used car market. GM reserves the right to audit the rental company to insure compliance with this guideline.

     Vehicles previously turned-in and accepted by a GM-Sponsored Auction location are not eligible for reclassification.

     Vehicles selected for reclassification by the rental customer, which are not deemed "permanent rejects" must have been used exclusively in daily rental business, and must comply with the terms and conditions outlined in GM's National Fleet Purchase Program for the appropriate 2003 model years. GM reserves the right to audit the rental company to insure compliance with this guideline.

     Permanent Rejects only for reasons of FRAME, FIRE, or FLOOD damage are eligible for Reclassification incentives.

B.   APPLICATION REQUIREMENTS:
     Application for payment will be accepted on a quarterly basis.

     Reclassification applications must be submitted to RIMS using an FTP service i.e. FileDrive in the DE_ENROLL file format.

C.   FINAL DATE OF SUBMISSION FOR PAYMENT FOR THE 2003 MODEL YEAR: JUNE
     30, 2005

D.   GENERAL POLICY GUIDELINES:
     Rental customer agrees to retain any documents or records relevant to vehicles purchased under this program and/or claims submitted for payment under this program for two years after the close of this program. Rental customer agrees to permit any designated representative of GM to examine audit and take copies of any accounts and records the rental customer is to maintain under this program. The rental customer agrees to make such accounts readily available at its facilities during regular business hours. GM agrees to furnish the rental customer with a list of any reproduced records.

     GM reserves the right to cancel, amend, revise or revoke any program at any time based on its sole business judgements. Final decisions in all matters relative to the interpretation of any rule or phase of this activity rests solely with General Motors.





  *

                                                                    Attachment 4




  *







               2003 Model Year Daily Rental Purchase Program
               ---------------------------------------------





  *

                                                                    Attachment 6
1.  PROGRAM NUMBER/PROGRAM NAME/TEMPLATE TYPE:
    -----------------------------------------
    PROGRAM NUMBER:  03-01-01 SUPPLEMENTAL (INTERNAL PUBLICATION ONLY)
    PROGRAM NAME:    2003 MODEL YEAR NATIONAL FLEET PURCHASE PROGRAM FOR
                     NON-REPURCHASE LONG-TERM DAILY RENTAL CUSTOMERS
                    (VX7).
    TEMPLATE TYPE:   N/A THIS MESSAGE CONTAINS ALL GUIDELINES

2.  PROGRAM DESCRIPTION:
    -------------------
    THIS REVISION CORRECTS COMPATIBILITY WITH PPT.  SEE # IN SECTION 7.

    THIS PROGRAM MAKES AVAILABLE TO GENERAL MOTORS DEALERS AND QUALIFIED LONG-TERM DAILY RENTAL FLEET CUSTOMERS, ALLOWANCES ON SELECT 2003 MODEL YEAR GENERAL MOTORS VEHICLES SOLD AND DELIVERED TO QUALIFIED LONG-TERM DAILY RENTAL CUSTOMERS/USERS.

    A QUALIFIED LONG-TERM DAILY RENTAL FLEET CUSTOMER/USER IS DEFINED AS ANY COMPANY THAT PURCHASES AND REGISTERS OR LEASES FIVE (5) OR MORE NEW CARS AND OR TRUCKS FOR USE IN ITS OPERATIONS DURING THE CURRENT OR PRECEDING MODEL OR CALENDAR YEAR OR PRECEDING TWELVE (12) MONTH PERIOD

    OR THAT OWNS OR LEASES FIFTEEN (15) OR MORE CARS AND/OR TRUCKS. THIS PROGRAM MAKES AVAILABLE ALLOWANCES ON SELECT 2003 MODEL YEAR GENERAL MOTORS VEHICLES SOLD AND DELIVERED TO QUALIFIED LONG-TERM DAILY RENTAL FLEET CUSTOMERS/USERS.

    A QUALIFIED LONG-TERM DAILY RENTAL FLEET CUSTOMER MUST HAVE A GENERAL MOTORS COMMON FLEET ACCOUNT NUMBER (CFAN) TO BE ELIGIBLE FOR ANY GENERAL MOTORS FLEET INCENTIVES.

    THE QUALIFIED LONG-TERM DAILY RENTAL FLEET CUSTOMER USER MUST ALWAYS BE THE LONG-TERM DAILY RENTAL CUSTOMER WHO PURCHASES THE VEHICLE DIRECTLY FROM THE GENERAL MOTORS DEALER AND WHO MEETS THE IN-SERVICE
    REQUIREMENT.

3. PROGRAM START DATE/PROGRAM END DATE/IN-SERVICE REQUIREMENTS:
   -----------------------------------------------------------

    PROGRAM START DATE: BEGINNING WITH ANNOUNCEMENT OF THE 2003 MODEL
     YEAR NATIONAL FLEET PURCHASE PROGRAM

    PROGRAM END DATE: WHEN DEALERS ARE NOTIFIED THAT 2003 MODEL YEAR
     FLEET ORDERS ARE NO LONGER BEING ACCEPTED BY GENERAL MOTORS.

    CANCELLED FLEET ORDERS MUST BE CREDIT AND REBILLED AS RETAIL STOCK. PLEASE CONTACT YOUR REGIONAL OFFICE

    IN-SERVICE REQUIREMENTS: UNITS MUST BE IN SERVICE A MINIMUM OF SIX
    (6) MONTHS. IF, HOWEVER, A VEHICLE HAS BEEN DAMAGED BEYOND REPAIR, I.E., FIRE, FRAME, OR WATER DAMAGE, ETC., AND DOCUMENTATION IS AVAILABLE TO SUPPORT THE CONDITION, THIS PROVISION WILL BE WAIVED.



  *


5. METHOD OF APPLICATION/FINAL DATE FOR SUBMISSION OF APPLICATIONS AND RESOLUTION OF REJECTS.
    -------------------------------------------------------------------
    METHOD OF APPLICATION: ORDER OPTION VX7.

    FINAL DATE FOR RESOLUTION OF CHARGEBACKS IS DECEMBER 31, 2003

6.  INCENTIVE CODE/METHOD OF PAYMENT:
    --------------------------------
    INCENTIVE CODE: VX7

    METHOD OF PAYMENT: INVOICE CREDIT

7. DELIVERY REPORTING/COMPATIBLE INCENTIVE/ALLOWANCE PROGRAMS FLEET CUSTOMERS (FAN HOLDERS):
    ----------------------------------------------------------
    DELIVERY REPORTING: VEHICLES DELIVERED TO FLEET CUSTOMERS MUST
      BE REPORTED WITH THE FOLLOWING DELIVERY TYPE UNDER
      THIS PROGRAM. ALL DELIVERIES TO CUSTOMERS WITH A VALID GM COMMON FLEET ACCOUNT NUMBER MUST BE REPORTED AS FLEET DELIVERIES, REGARDLESS OF ORDER TYPE.

    DEL TYPE   DESCRIPTION
    FLEET SALE:
    020        DAILY RENTAL

    COMPATIBLE INCENTIVE/ALLOWANCE PROGRAMS: VEHICLES DELIVERED TO FLEET CUSTOMERS WITH THE ABOVE DELIVERY TYPES MAY BE ELIGIBLE FOR THE FOLLOWING OTHER INCENTIVE PROGRAMS. BECAUSE NOT ALL THE PROGRAMS LISTED BELOW MAY BE COMBINED WITH EACH OTHER, CONSULT THE GUIDELINES OF EACH PROGRAM IN QUESTION. PROGRAMS NOT LISTED BELOW WOULD NOT BE COMPATIBLE UNLESS THE SPECIFIC GUIDELINES INDICATE OTHERWISE.

FLEET CUSTOMERS (FAN HOLDERS)


GENERAL
           GM MOBILITY                             (MOB/MOC) YES
           SALESPERSON / SALES MGR. INCENTIVES               NO
           CASH DIRECT MAILS/PRIVATE OFFERS/GENERAL
             COUPONS/CERTIFICATES/NON-CASH VENDOR PROGRAMS   NO
PRICING
           PRICE PROTECTION/BONA FIDE SOLD ORDER       (PPT) NO #
           PRICE PROTECTION/NET INVOICE                (PRP) YES

ORDER/DELIVERY
           FLEET ORDERING & ASSISTANCE         (VQ1/VQ2/VQ3) YES
           INTRANSIT INTEREST CREDIT                   (C4C) YES
RENTAL
           REPURCHASE                                  (VN9) NO
           FLAT-RATE REPURCHASE        (YT1/YT2/YT3/YT4/YT5) NO
           RISK                                        (VX7) XXX
           GM DEALER RENT-A-CAR                        (VN3) NO
GOVERNMENT
           PSA/PURA/BID ASSISTANCE/CE                  (R6D) NO
FLEET/COMMERCIAL
 03-01     NATIONAL FLEET PURCHASE PROGRAM             (VX5) NO
 03-01     NATIONAL FLEET PURCHASE PROGRAM             (STK) NO
             RETAIL ALTERNATIVE (CNC/CNE/CSE/CSR/CWE) NO COMMERCIAL CUSTOMER CHOICE (ACC/AUF/ACD/ACE) NO FIT FOR PROFIT (ACC/AUF/AAB) NO TRUCK STOCKING (TSI) NO MOTOR HOME INCENTIVE
           (R7Y) NO SCHOOL BUS PACKAGE INCENTIVE (R6I) NO AMBULANCE PACKAGE INCENTIVE (R6H) NO SHUTTLE BUS INCENTIVE (R6W) NO RECREATIONAL VEHICLE INCENTIVE (R6N) NO DEMONSTRATION - LIGHT DUTY DLR (CM8/C6V/TD5/TD4) NO DEMONSTRATION - LIGHT DUTY SVM (CVM/SVX) NO LIMOUSINE/FUNERAL COACH (FSV) NO FUNERAL, HOTEL/RESORT & FOR HIRE INCENTIVE (LVY) NO FLEET PREFERRED EQUIPMENT GROUPS NO IMPALA POLICE CAR DEMONSTRATION PROGRAM NO COMPETITIVE ASSISTANCE PROGRAMS - CAPS NO


8. DELIVERY REPORTING/COMPATIBLE INCENTIVE/ALLOWANCE PROGRAMS NON-FLEET COMMERCIAL CUSTOMERS (NON-FAN HOLDERS):
   ----------------------------------------------------------

   NOT APPLICABLE ALL DELIVERIES REQUIRE A FAN.

9. OTHER PROGRAM GUIDELINES:
   -------------------------

   A. DELIVERY DATA IS NOT REQUIRED TO RECEIVE THE INVOICE CREDIT BUT DELIVERIES SHOULD BE REPORTED AS SOON AS THE DELIVERY IS MADE.
   B. DELIVERIES THROUGH SECONDARY DEALER CODES ARE ELIGIBLE.
   C. CUSTOMER REBATE AMOUNT MUST BE SPELLED OUT ON BUYER'S ORDER. CUSTOMER INCENTIVE ACKNOWLEDGMENT AND/OR ASSIGNMENT FORM IS
      NOT REQUIRED.

   D. GENERAL MOTORS UPFITTED VEHICLES (EXCEPT RV'S) ARE ELIGIBLE PROVIDED THE VEHICLE WAS PURCHASED DIRECTLY FROM GM OR FROM ANOTHER DEALER IN THE UNITED STATES; AND PROVIDED TITLE TO THE VEHICLE WAS RETAINED BY THE FRANCHISED DEALER THROUGH THE POINT OF SALE AND DELIVERY TO THE ULTIMATE FLEET CUSTOMER. RECREATIONAL VEHICLES ARE EXCLUDED.

10.  GENERAL POLICY GUIDELINES:

   A. ALL GENERAL MOTORS GENERAL GUIDELINES AND DEFINITION OF TERMS RELATIVE TO INCENTIVE PROGRAMS THAT WERE SUPPLIED TO YOUR DEALERSHIP APPLIES TO THIS PROGRAM. REFER TO GM DEALERS SALES ALLOWANCE AND INCENTIVE MANUAL.
   B. GENERAL MOTORS RESERVES THE RIGHT TO CANCEL, AMEND, REVISE OR REVOKE ANY PROGRAM AT ANY TIME BASED ON ITS SOLE BUSINESS JUDGMENT. FINAL DECISIONS IN ALL MATTERS RELATIVE TO THE INTERPRETATION OF ANY RULE OR PHASE OF THIS ACTIVITY RESTS SOLELY WITH GENERAL MOTORS.
   C. GENERAL MOTORS RESERVES THE RIGHT TO AUDIT DEALER RECORDS AND DISQUALIFY ANY SALES ALLOWANCE IN THE EVENT SUCH SALES DO NOT MEET THE PROGRAM GUIDELINES. ALL MONEYS IMPROPERLY PAID WILL BE CHARGED BACK TO THE DEALER.
   D. DEALERS MUST RETAIN RECORDS TO SUBSTANTIATE THEIR CLAIM TO AN INCENTIVE OR ALLOWANCE. ALL APPLICATIONS WHICH INDICATE ASSIGNMENT BY THE CUSTOMER TO THE DEALER OF A CUSTOMER INCENTIVE MUST BE SUPPORTED BY APPROPRIATE DOCUMENTATION RETAINED IN THE DEAL FILE. IF DEALER RECORDS DO NOT SUPPORT THE CLAIM, THE DEALER WILL BE CHARGED THE AMOUNT OF ALLOWANCE OR INCENTIVE PAID.
   E. ANY DISPUTES BETWEEN THE CUSTOMER AND THE DEALER ARISING FROM MISUNDERSTANDING OR AMBIGUITIES REGARDING THIS PROGRAM WHICH CANNOT BE RESOLVED BY REFERRING TO APPROPRIATE CUSTOMER INCENTIVE ACKNOWLEDGMENT AND/OR ASSIGNMENT FORM (SAMPLE COPY DISPLAYED IN GM DEALER SALES ALLOWANCE AND INCENTIVE MANUAL), WILL BE SETTLED IN FAVOR OF THE CUSTOMER, IN SUCH INSTANCES, THE DEALER WILL INCUR A DEBIT IF THE PAYMENT HAS ALREADY BEEN CREDITED.

THIS IS THE END OF FLEET & COMMERCIAL PROGRAM # 03-01 -1 SUPPLEMENTAL


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